Exhibit 99.1

BANCTRUST FINANCIAL GROUP

ANNOUNCES 2007 EARNINGS

Mobile, Alabama, February 8, 2008---- BancTrust Financial Group, Inc. (Nasdaq Global Select: BTFG) announced today net income for 2007 of $6.2 million compared to $13.3 million earned in 2006. 2007 basic and diluted earnings per share were $0.49 compared to $1.19 and $1.17, respectively, in 2006. Net income for the fourth quarter of 2007 was $120 thousand compared to $2.2 million in the fourth quarter of 2006.

Earnings in the fourth quarter were negatively affected by a $7.5 million provision to the Allowance for Loan Losses. In the fourth quarter of 2006 the provision was $2.0 million. The increase in the provision in the fourth quarter of 2007 was necessitated by an increase in non-performing loans and a deterioration in the housing market as well as the continuing uncertainty regarding economic conditions in the markets in which the Company operates, particularly those in the coastal regions of southern Alabama and northwest Florida.

In October of 2007, the Company completed its acquisition of The Peoples BancTrust Company, Inc., a bank holding company headquartered in Selma, Alabama that operated 23 branches throughout the central part of the state of Alabama. The acquisition of Peoples was accounted for under the purchase accounting method as required by United States generally accepted accounting principles. Under this method of accounting, the financial statements of the Company do not reflect results of operations or the financial condition of Peoples prior to October 15, 2007. Therefore, period-end balances include the Peoples' total assets of approximately $969 million, total loans of approximately $612 million, total deposits of approximately $747 million, goodwill of approximately $ 57 million and core deposit intangible of approximately $6 million. The Company issued approximately 6.3 million shares of BancTrust Financial Group, Inc. common stock and paid $38 million cash in connection with its acquisition of Peoples. This acquisition has made comparison to prior periods less useful as a means of judging the Company's performance in 2007.

Over the last few years the Company has been working to consolidate its subsidiary banks in an effort to streamline operations and reduce costs. In May of 2007, the Company's two remaining Alabama subsidiary banks were merged. In December of 2007, the Company merged Peoples' recently acquired subsidiary bank, The Peoples Bank and Trust Company, into its lead subsidiary bank, BankTrust, headquartered in Mobile, Alabama. Also in December of 2007, the Company merged its subsidiary trust company into BankTrust. As a result of these mergers, the Company now conducts all of its banking and trust operations in Alabama through its sole Alabama banking subsidiary, BankTrust. All operations in Florida are currently conducted through a separate Florida subsidiary bank operating under the name BankTrust and headquartered in Santa Rosa Beach, Florida. With the completion of these mergers, and as a result of other measures, BancTrust has eliminated approximately $4 million in annual costs and expects to achieve at least an additional $2 million in savings beginning in early 2008. In addition, BancTrust plans to merge its Florida subsidiary bank into its Alabama subsidiary in 2008 and expects to realize additional cost savings from the merger.

In January of 2008, BankTrust entered into an agreement to sell three branch offices in and around Tuscaloosa, Alabama. The Company expects this sale to occur in the second quarter of 2008, but it is subject to regulatory approval and other customary contingencies. The Company intends to focus its resources on growing markets in which it has a larger presence.

In addition to banking and trust services, BancTrust provides investment, insurance, brokerage and financial planning services.

On January 30, 2008, BancTrust's Board of Directors declared a first quarter 2008 dividend of $0.13 per share, payable April 1, 2008 to shareholders of record as of March 14, 2008.

This press release includes forward-looking statements within the meaning and subject to the protection of Section

27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words like "expect," "may," "could," "intend," "project," "schedule," "estimate," "anticipate," "should," "will," "plan," "believe," "continue," "predict," "contemplate" and similar expressions. Such forward-looking statements are based on information presently available to BancTrust's management and are subject to various risks and uncertainties, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisitions; costs or difficulties related to the integration of BancTrust's businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust's SEC reports and filings under "Cautionary Note Concerning Forward-Looking Statements" and "Risk Factors." You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

EARNINGS:
Interest revenue	$33,513	$22,934	$104,025	$88,188
Interest expense	16,044	10,492	50,245	35,923

Net interest revenue	17,469	12,442	53,780	52,265

Provision for loan losses	7,549	2,012	12,435	4,594

Trust revenue	960	655	3,044	2,229
Service charges on deposit accounts	2,807	1,267	6,983	4,726
Securities gains (losses), net	3	0	3	(44)
Other income, charges and fees	1,443	999	4,591	4,709
Total non-interest revenue	5,213	2,921	14,621	11,620

Salaries, pensions and other employee benefits	7,347	5,347	24,164	21,389
Net occupancy, furniture and equipment expense	2,975	1,629	8,219	6,035
Intangible amortization	666	188	1,227	749
Other non-interest expense	4,363	3,126	14,163	11,529
Total non-interest expense	15,351	10,290	47,773	39,702
Income (loss) before income taxes	(218)	3,061	8,193	19,589
Income tax expense (benefit)	(338)	816	2,007	6,303
Net income	$120	$2,245	$6,186	$13,286

Earnings per share:
Total
Basic	$0.01	$0.20	$0.49	$1.19
Diluted	0.01	0.20	0.49	1.17

Cash dividends declared
per share	$0.13	$0.13	$0.52	$0.52

Book value per share	$14.20	$12.41	$14.20	$12.41

Common shares outstanding	17,497	11,166	17,497	11,166
Basic average shares outstanding	16,471	11,163	12,521	11,151
Diluted average shares outstanding	16,628	11,339	12,704	11,308

STATEMENT OF CONDITION:	12/31/07		12/31/06
Cash and cash equivalents	$128,781		$126,646
Securities available for sale	245,877		118,498
Loans	1,632,676		1,004,735
Allowance for loan losses	(23,775)		(16,328)
Goodwill	99,400		41,952
Other intangible assets	8,361		2,995
Other assets	146,950		74,908
Total assets	$2,238,270		$1,353,406

Deposits	$1,827,927		$1,104,129
Short term borrowings	4,198		4,120
FHLB borrowings and long term debt	137,341		95,521
Other liabilities	20,344		11,113
Shareholders' equity	248,460		138,523
Total liabilities and shareholders' equity	$2,238,270		$1,353,406

	Quarter Ended		Year Ended
	12/31/07	12/31/06	12/31/07	12/31/06
AVERAGE BALANCES:
Total assets	$2,073,428	$1,316,022	1,558,040	$1,297,550
Earning assets	1,814,048	1,162,776	1,381,358	1,151,209
Loans	1,519,193	1,004,678	1,147,714	999,034
Deposits	1,677,509	1,068,472	1,277,597	1,042,228
Shareholders' equity	227,831	139,634	163,121	136,343

PERFORMANCE RATIOS:

Return on average assets	0.02%	0.68%	0.40%	1.02%
Return on average equity	0.21%	6.38%	3.79%	9.74%
Net interest margin (tax equivalent)	3.83%	4.31%	3.95%	4.61%
Efficiency ratio	66.24%	65.81%	69.06%	61.36%

ASSET QUALITY:

Ratio of non-performing assets to total assets			2.26%	1.29%
Ratio of allowance for loan losses to total loans, net of unearned income			1.46%	1.63%
Net loans charged-off to average loans (annualized)			1.02%	0.23%
Ratio of ending allowance to total non-performing loans			65.99%	100.74%

CAPITAL RATIOS:

Average shareholders' equity to
average total assets			10.47%	10.51%
Dividend payout ratio			106.12%	43.70%

For additional information contact: F. Michael Johnson (251) 431-7813.